UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 22, 2026

CAPITOL FEDERAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34814	27-2631712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Kansas Avenue,	Topeka	Kansas	66603
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code
(785) 235-1341

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFFN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 22, 2026, the Boards of Directors of Capitol Federal Financial, Inc. (the “Company”) and Capitol Federal Savings Bank (the “Bank”) issued a press release announcing the appointment of William “Billy” Skrobacz, Jr. as President of the Company and the Bank, effective October 1, 2026. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference. Mr. Skrobacz will be responsible for the day-to-day operations of both entities, including oversight of commercial operations, all support functions and setting strategies. John B. Dicus will continue to serve as Chairman of the Board and Chief Executive Officer of both the Company and the Bank.

Mr. Skrobacz, age 35, has served as Executive Vice President and Chief Retail Operations Officer of the Bank and the Company since April 2023. He joined the Bank as Chief Strategy Officer in July 2021. Mr. Skrobacz is the son-in-law of John B. Dicus.

Mr. Skrobacz's new base salary will be $460,000. Mr. Skrobacz has been awarded 22,500 shares which will vest over a five-year time period. Information regarding the compensation Mr. Skrobacz received from the Company for the fiscal year ended September 30, 2025 is contained under the heading “Certain Transactions” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 18, 2025 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit 99 - Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL, INC.
Date: September 24, 2026	By: /s/ Kent G. Townsend

Kent G. Townsend, Executive Vice President,
Chief Financial Officer, and Treasurer